Exhibit 32.1

WRITTEN STATEMENT
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005 filed by Neuro-Hitech Pharmaceuticals, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: February 17, 2006	By:	/s/ Reuben Seltzer
Reuben Seltzer
Chief Executive Officer

Date: February 17, 2006	By:	/s/ Nicholas LaRosa
Nicholas LaRosa
Chief Financial Officer